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                                                                    Exhibit 99.2

THE STANLEY WORKS                                                         [Logo]
Proxy for Special Meeting of Shareholders
[month day], 2002
Solicited on behalf of the Board of Directors

         The undersigned shareholder of The Stanley Works appoints Stillman B. Brown, John M. Trani and Eileen S. Kraus, or any of them, proxies, with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name of the undersigned at the special meeting of shareholders to be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut at [time] on [month day], 2002, and any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED BY THE TRUSTEE OF THE 401(K) PLAN IN PROPORTION TO ALLOCATED SHARES IN THE 401(K) PLAN FOR WHICH INSTRUCTIONS ARE RECEIVED, SUBJECT TO APPLICABLE LAW. SEE "THE SPECIAL MEETING--VOTING YOUR SHARES HELD IN THE STANLEY ACCOUNT VALUE 401(K) PLAN" ON PAGE 27 OF THE PROXY STATEMENT/PROSPECTUS.

                                      (Please date and sign on the reverse side)

                              FOLD AND DETACH HERE

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
[x] Please mark your
    votes as in this
    example.

   Your 401(k) shares are subject to confidential voting.           The Board of Directors recommends a vote FOR Item 1.


CONTROL NUMBER:                                       ITEM 1.       To approve the           For         Against       Abstain
401(k) SHARES:                                                      Agreement and Plan of
                                                                    Merger between The       |-|           |-|           |-|
                                                                    Stanley Works, Ltd. and
                                                                    The Stanley Works, whereby The Stanley Works will change its place of incorporation from Connecticut to Bermuda by merging an indirect, wholly-owned subsidiary of The Stanley Works, Ltd. to be named Stanley Mergerco, Inc. (that will be formed prior to the special meeting) into The Stanley Works, which will be the surviving entity and become a wholly-owned, indirect subsidiary of The Stanley Works, Ltd., and pursuant to which each share of
                                                                    The Stanley Works will automatically convert into the right to receive a share of The Stanley Works, Ltd. and all current shareholders of The Stanley Works will become shareholders of
                                                                    The Stanley Works, Ltd.

                                                                    I plan to attend    |_|     Please change my address.    |_|
                                                                    the meeting.


                                                                                            Please sign exactly as name appears
                                                                                            hereon. Joint owners should each sign.
                                                                                            When signing as attorney, executor,
                                                                                            administrator, trustee or guardian,
                                                                                            please give full title as such.


                                                                                            ---------------------------------------


                                                                                            ---------------------------------------
                                                                                            SIGNATURE(S),    DATE
                                                                                                                        (over)

                                                        FOLD AND DETACH HERE

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  THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT

                          VOTE BY TELEPHONE OR INTERNET

                              QUICK.EASY.IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 11:59 p.m., New York time on [month day], 2002.

Telephone and Internet proxy voting is permitted under the laws of the state in which The Stanley Works is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:             CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or
                           Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m., New York time on [month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions;

                                       OR

VOTE BY INTERNET:          GO TO THE WEBSITE: http://www.eproxyvote.com/swk1 to
                                              ------------------------------
                           vote over the Internet anytime up to 11:59 p.m., New
                           York time on [month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the internet instruction;

                                       OR

VOTE BY MAIL:              Mark, sign and date your proxy card and return it in
                           the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

CONFIDENTIAL VOTING:       YOUR VOTE WILL BE HELD IN CONFIDENCE BY THE PROXY
                           TABULATOR.